UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025 (March 01, 2025)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15925	13-3893191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard
Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 465-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 1, 2025, CHS/Community Health Systems, Inc. (“CHS”), a wholly-owned subsidiary of Community Health Systems, Inc. (the “Company”), and certain wholly-owned subsidiaries of CHS (the “CHS Selling Entities”), completed the transactions contemplated by that certain asset purchase agreement dated as of November 22, 2024 (the “Purchase Agreement”), with Adventist Health System Sunbelt Healthcare Corporation and certain of its affiliates (collectively, “Purchaser”), the entry into which Purchase Agreement was previously disclosed on a Current Report on Form 8-K filed by the Company on November 22, 2024. Pursuant to the Purchase Agreement, at such closing, Purchaser (i) acquired substantially all of the assets, and assumed certain liabilities, from the CHS Selling Entities related to ShorePoint Health - Port Charlotte in Port Charlotte, Florida, (ii) acquired certain assets of ShorePoint Health - Punta Gorda in Punta Gorda, Florida from the CHS Selling Entities, and (iii) acquired certain ancillary businesses related to such facilities from the CHS Selling Entities (collectively, the “Facilities”) (the transactions contemplated by the Purchase Agreement, the “Transactions”). The purchase price paid to the Company in connection with the Transactions at a preliminary closing on February 28, 2025, after giving effect to estimated working capital and purchase price adjustments, was approximately $260 million in cash (subject to a post-closing working capital adjustment).

The Purchase Agreement is filed as Exhibit 2.1 (which is incorporated by reference herein) in accordance with the rules of the Securities and Exchange Commission. The representations, warranties, and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may have been qualified in the Purchase Agreement by confidential disclosure schedules (which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representation, warranties and covenants set forth in the Purchase Agreement), may be subject to limitations and contractual risk allocation mechanisms agreed upon by the parties to the Purchase Agreement, and may be subject to standards of materiality that differ from what an investor may view as material, and thus should not be relied upon as necessarily reflecting the actual state of facts or conditions.

The Transactions constituted a significant disposition for purposes of Item 2.01 of Form 8-K. Accordingly, the pro forma information required by Item 9.01 of Form 8-K is included as Exhibit 99.1 to this Current Report on Form 8-K as provided below.

Item 8.01 Other Events.

On March 3, 2025, the Company issued a press release announcing the completion of the Transactions, a copy of which press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The following unaudited pro forma financial information of the Company in connection with the Transactions is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

•
Unaudited Pro Forma Condensed Consolidated Statement of Loss for the year ended December 31, 2024.
•
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2024.
•
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(d) Exhibits

Exhibit Number	Description
2.1

Asset Purchase Agreement dated as of November 22, 2024 (incorporated by reference to Exhibit 2.1 to Community Health Systems, Inc.”s Current Report on Form 8-K filed November 22, 2024 (No. 001-15925))*

99.1	Community Health Systems, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements
99.2	Press Release of Community Health Systems, Inc. dated March 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

Date:	March 3, 2025	By:	/s/ Tim L. Hingtgen
Tim L. Hingtgen Chief Executive Officer and Director (principal executive officer)